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                                                                 EXHIBIT 4.1

                            EAC INDUSTRIES, INC.
                          RIGHTS EXERCISE AGREEMENT
                            CUSIP NO. 268226 10 7

      THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF EAC INDUSTRIES, INC. (THE "COMPANY") DATED _________, 1997 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY.

      THIS RIGHTS EXERCISE AGREEMENT MUST BE RECEIVED BY THE COMPANY AS THE EXERCISE AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 31, 1997 OR SUCH LATER DATE TO WHICH THE RIGHTS OFFERING MAY HAVE BEEN EXTENDED AT THE OPTION OF THE COMPANY (THE "EXPIRATION DATE").

      The Rights which are exercisable by this Rights Exercise Agreement may be exercised by duly completing Form 1 or may be exercised through a bank or broker by duly completing Form 2. Rights holders are advised to review the Prospectus, copies of which are available from the Company as the exercise agent, before exercising their Rights. IMPORTANT: Complete the appropriate FORM and SIGN as noted.


                                          EAC INDUSTRIES, INC.



                                          By_______________________________
                                                Peter F. Fritzsche
                                                President and CEO


      AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE. NO PARTIAL EXERCISE IS PERMITTED.

      FORM 1 - RIGHTS EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises all Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

            (a) Number of shares owned by the undersigned which is the same number subscribed for pursuant to the Subscription Privilege (one Right needed to subscribe for each full share):

            (b) Total Exercise Price (total number of shares subscribed for times the Exercise Price of $.22): $_________<FN1>

            METHOD OF PAYMENT

            CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO EAC INDUSTRIES, INC. Amount: ______________

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      <FN1> Partial exercises are not permitted.  However, if the amount enclosed or transmitted is not sufficient to pay the Exercise Price for all shares subscribed for, or if the number of shares being subscribed for is not specified, the Company has the right and option to take the position that the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount.
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            WIRE TRANSFER DIRECTED TO THE COMPANY ACCOUNT AT MANUFACTURERS
            HANOVER BANK, Account No. __________; ABA No. __________.
            Amount: ______________

      FORM 2 - TO EXERCISE YOUR RIGHTS THROUGH YOUR BANK OR BROKER: For value received, Rights represented by this Rights Exercise Agreement are hereby assigned to (please print name and address and Social Security No. of transferee in full):

            Name: ____________________________________

            Address: _________________________________

            Social Security Number ___________________

      FORM 3 - SPECIAL DELIVERY INSTRUCTIONS: Name and/or address for mailing any stock certificate if other than shown on the face hereof:

            Name:_____________________________________

            Address:__________________________________

            __________________________________________
                       (including zip code)

                                  IMPORTANT
                           RIGHTS HOLDER SIGN HERE
                     AND, IF RIGHTS ARE BEING EXERCISED
                        COMPLETE SUBSTITUTE FORM W-9

                                          _________________________________
                                          (Signature(s) of Registered
                                          Holder(s))

                                          Dated:  _________________, 199_

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Stock Certificate representing shares of EAC Industries, Inc. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) or a corporation or another acting in a fiduciary or representative capacity, please provide the following information.)

                                  Name(s)

                                  __________________________________________
                                  (Please Print)

                                  Capacity _________________________________

                                  Address __________________________________
                                         (Including Zip Code)

                                  Area Code and Telephone Number ___________
                                                                (Home)

                                                                ___________
                                                                (Business)
                                  Tax Identification or Social
                                    Security No. ___________________________
                                                 (Complete Substitute
                                                  Form W-9)